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                                                                    Exhibit 10.7


                          FORM OF EMPLOYMENT AGREEMENT
                             FOR EXECUTIVE OFFICERS


                  THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of _______________, is by and between Marine Transport Corporation, a Delaware corporation (the "Company") and _______________ ("Executive").

                               W I T N E S S E T H

                  WHEREAS, the Company desires to employ the Executive; and

                  WHEREAS, the Executive is willing to be employed by the Company, as _______________ of the Company, for the period and upon the terms and conditions hereinafter set forth;

                  NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Company and the Executive hereby agree as follows:

                  1. Employment. The Company shall employ the Executive, and the Executive accepts employment by the Company, as _______________ of the Company upon the terms and conditions herein, for the period commencing as of _______________, and ending on _______________, subject to termination as hereinafter provided (the period from _______________ through _______________, as such period may be extended as described in this paragraph, being herein referred to as the "Employment Period"). The initial term of employment shall be automatically extended for an additional period of one year unless 90 days written notice of termination is given by either party, and for additional periods of one year thereafter unless 90 days written notice of termination is given by either party.

                  2. Duties. (a) Throughout the Employment Period, the Executive shall be _______________ of the Company and shall report to the Chief Executive Officer (the "CEO") of the Company. The Executive shall at all times comply with Company policies and guidelines as in effect from time to time and with the lawful and responsible instructions of the CEO.

                  (b) During the Employment Period, the Executive shall devote his full-time working hours to his duties hereunder, except during vacation time, any periods of illness and authorized leaves of absence. The Executive shall have such responsibilities and authorities consistent with the status, title and reporting requirements set forth herein as are appropriate to said position, subject to change (other than diminution in position, authority, duties or responsibilities) from time to time by the CEO.

                  (c) Throughout the Employment Period, the Executive shall faithfully and diligently perform his duties under this Agreement and shall use his best efforts to promote the interests of the Company.
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                  3. Compensation. During the Employment Period, as full
compensation to the Executive for his performance of the services hereunder and for his acceptance of the responsibilities described herein, the Company agrees to pay the Executive, and the Executive agrees to accept, the following salary and other benefits:

                  (a)      Salary

                  The Company shall pay the Executive a salary (the "Base Salary") at the annual rate of $_________. The Compensation Committee of the Board shall review such Base Salary on an annual basis and may increase it, from time to time, in its sole discretion. The Base Salary due the Executive hereunder shall be payable in equal monthly installments less any amounts required to be withheld by the Company from such Base Salary pursuant to the benefit plans of Section 3(d) and applicable laws and regulations described under Section 10(e).

                  (b)      Bonus

                  The Executive shall be eligible to receive bonuses (each a "Bonus") at the discretion of, and in the amounts and at the times determined by, the Compensation Committee of the Board.

                  (c)      Long Term Incentives

                  The Executive shall be entitled to receive grants of restricted stock, stock options and other stock awards and/or other stock and cash awards granted pursuant to any other long term incentive plans implemented by the Company for the benefit of senior executives of the Company at the discretion of, and in the amounts and at the times determined by, the Compensation Committee of the Board.

                  (d)      Other Benefit Plans

                  Subject to all eligibility requirements, and to the extent permitted by law, the Executive shall be entitled to participate in any and all employee benefit plans (including, but not limited to, retirement, life insurance, medical, dental, disability, and savings plans) established or maintained by the Company from time to time for the benefit of its employees (or its executives) in general.

                  (e)      Further Benefits

                  The Executive shall be entitled to a minimum of four weeks per annum paid vacation.

                  (f)      Deferred Compensation

                  Notwithstanding any other provision of the Agreement, the Executive shall have the right to request any lawful means (including, without limitation, any deferred compensation arrangement requested by the Executive) by which he wishes to receive any portion of his Base Salary, Bonus, or other payments, and the Company shall reasonably cooperate with the


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Executive to grant such request, provided that the granting of such request does not represent inequitable treatment as concerns other senior employees or executives (in the Company's sole judgment), and does not impose additional costs on the Company other than insignificant administrative costs.

                  4. Reasonable Expenses. The Company will reimburse the Executive for all reasonable business expenses, including travel and lodging, which are properly incurred by him in the performance of his duties hereunder, upon presentation of proper vouchers therefor and in accordance with written policies established from time to time by the Company for such reimbursements.

                  5. Executive Covenants. The Executive acknowledges that as a result of the services to be rendered to the Company hereunder, the Executive will be brought into close contact with many confidential affairs of the Company, its subsidiaries and affiliates, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is international in scope; that its services are marketed throughout the world; and that the Company competes with other organizations that are or could be located in nearly any part of the United States or elsewhere. In recognition of the foregoing:

                  (a) Except with the consent of or as directed by the Company, or except if compelled by judicial or legal authorities, the Executive will keep confidential and not divulge to any other person, during the Employment Period or thereafter, any Confidential Information and Trade Secrets regarding the Company, its subsidiaries and affiliates, except for information which is or becomes publicly available other than as a result of disclosure by the Executive. For the purposes of this Agreement "Confidential Information and Trade Secrets" means information which is confidential and secret to the Company, its subsidiaries and affiliates. It may include, but is not limited to, information relating to new and future concepts and business of the Company, its subsidiaries and affiliates, in the form of memoranda, reports, computer software and data banks, customer lists, employee lists, books, records, financial statements, manuals, papers, contracts and strategic plans. As a guide, the Executive is to consider information originated, owned, controlled or possessed by the Company, its subsidiaries or affiliates which is not disclosed in printed publications stated to be available for distribution outside the Company, its subsidiaries and affiliates as being secret and confidential. In instances where doubt does or should reasonably be understood to exist in the Executive's mind as to whether information is secret and confidential to the Company, its subsidiaries and affiliates, the Executive agrees to request an opinion, in writing, from the Company.

                  (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, its subsidiaries and affiliates, whether or not prepared by the Executive, and all property owned by the Company, its subsidiaries and affiliates shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company, at any time upon request, during or after the Employment Period.


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                  (c) During the Employment Period and for one year following termination of this Agreement pursuant to Sections 6(a) or 6(c), the Executive will not, without the prior written consent of the Company, compete, directly or indirectly, with the Company, its subsidiaries and affiliates or participate as a director, officer, employee, agent, representative, stockholder or partner, or have any direct or indirect financial interest, in any business which directly or indirectly competes with the Company, its subsidiaries and affiliates; provided, however, that this paragraph (c) shall not restrict the Executive from holding up to 5% of the publicly traded securities of any entity.

                  (d) During the Employment Period and for one year following termination of this Agreement pursuant to Sections 6(a) or 6(c), the Executive shall not either for his or her own account or for any person, firm or company
(i) solicit any customers of the Company, its subsidiaries and affiliates or
(ii) solicit or endeavor to cause any employee of the Company, its subsidiaries and affiliates to leave his employment or induce or attempt to induce any such employee to breach any employment agreement with the Company, its subsidiaries and affiliates, or otherwise interfere with the employment of any employee by the Company, its subsidiaries and affiliates.

                  (e) Without limiting any other provision of this Agreement, the Executive hereby agrees to be bound by and to comply with any obligations known to the Executive and imposed on the Company, its subsidiaries and affiliates, by law, rule, regulation, ordinance, order, decree, instrument, agreement, understanding or other restriction of any kind.

                  (f) The Executive hereby agrees to provide reasonable cooperation to the Company, its subsidiaries and affiliates during the Employment Period and thereafter in any litigation between the Company, its subsidiaries and affiliates, and third parties.

                  (g) The parties agree that the Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Section 5 specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Section 5 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

                  (i) Although the restrictions contained in Sections 5(a), (b),
(c) and (d) above are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of such nature may fail for technical reasons, and accordingly it is hereby agreed that if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 5(a), (b), (c) and (d) shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope or wording may be accordingly judicially modified in any proceeding brought to enforce such restrictions.



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                  (ii) Notwithstanding that the Executive's employment hereunder may expire or be terminated as provided in Section 1 or Section 6 hereof, this Agreement shall continue in full force and effect insofar as is necessary to enforce the covenants and agreements of the Executive contained in this Section 5.

                  6.       Termination of Employment Period and Severance.

                  (a) Termination by the Company without Cause. If for any reason other than the provisions of Section 6(d) hereof, the Company wishes to terminate the Employment Period and the Executive's employment hereunder or fails to extend the Employment Period for additional one year periods as provided in Section 1, the Company shall give a written notice to the Executive of such termination upon termination and shall pay to Executive an amount equal to 150% of the Base Salary then in effect. Upon receipt of such notice by the Executive or upon expiration of the employment period that is not extended, the Employment Period shall terminate (and the Executive shall have no further duties under Section 2 hereof). The Executive agrees that the payment described in this Section 6(a) shall be full and adequate compensation to the Executive for all damages the Executive may suffer as a result of the termination of his employment pursuant to this Section 6(a), and hereby waives and releases the Company from any and all obligations or liabilities to the Executive arising from or in connection with the Executive's employment with the Company or the termination and claims the Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, that any rights and benefits the Executive may have under the employee benefit plans and programs of the Company in which the Executive is a participant, shall be determined in accordance with the terms and provisions of such plans and programs.

                  (b) Death. If the Executive dies during the Employment Period, the Employment Period shall automatically terminate and the obligations of the parties shall terminate effective the date of death.

                  (c) Disability. If the Executive becomes Disabled (as hereinafter defined) during the Employment Period, the Company shall be entitled to terminate his or her employment and the Employment Period upon written notice to the Executive from the Company. In the event of such termination, the Executive shall be released from any duties hereunder and the Company shall pay to Executive an amount equal to 150% of the Base Salary then in effect. For purposes of this Agreement, "Disabled" shall mean mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for a period of longer than 90 days out of any 360-day period during the Employment Period. A determination of whether the Executive is Disabled shall be made by the Company in its sole discretion upon its own initiative or upon request of the Executive or a person acting on his behalf.


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                  (d) Termination by the Company for Cause. The Company by
written notice to the Executive, shall have the right to terminate the Employment Period in the event of any of the following (which shall constitute "Cause"):

                           (i) The Executive's breach in respect of his duties under this Agreement, such breach continuing unremedied for 10 days after written notice thereof from the Company to the Executive specifying the acts constituting the breach and requesting that they be remedied;

                           (ii) Any misconduct, dishonesty, breach of fiduciary duty, insubordination or other act by the Executive which other act is materially detrimental to the assets, business or goodwill of the Company, or materially damaging to the Company's, its subsidiaries' and/or affiliates' relationships with their customers or employees, including, without limitation, the Executive having been indicted for or convicted of (including entry of a no contest plea) in respect of a felony or of any crime involving moral turpitude or fraud during the Employment Period, provided such indictment or conviction has resulted or is likely to result in substantial detriment to the Company, its subsidiaries and/or affiliates;

                           (iii) misappropriation (or attempted
                           misappropriation) of any of the Company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company;

                           (iv) Executive's gross negligence in connection with the performance of Executive's obligations hereunder; or

                           (v) Executive's excessive alcohol abuse or abuse of any controlled substance.

                  Any termination under this Section 6(d) shall be without damages or liability to the Company for compensation and other benefits which would have accrued to the Executive hereunder after termination, but all compensation, benefits and reimbursements accrued through the date of termination shall be paid to the Executive at the times normally paid by the Company. In this event, there shall be no severance period.

                  (e) Voluntary Termination by the Executive. In the event of voluntary termination of employment by the Executive, the terms of the last paragraph of Section 6(d) shall apply, except in the event that Executive terminates for Good Reason. Good Reason shall



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mean voluntary termination by Executive that occurs within ninety days of (i) a relocation of the Company's offices (or the location of the performance of work by the Executive) beyond a fifty mile radius of New York City, (ii) a material diminution of the Executive's duties and responsibilities as provided in Section 2 or (iii) a reduction in Base Salary. If Executive terminates for Good Reason, the provisions of Section 6(a) shall apply and Executive will be bound by the provisions of Section 5, including, without limitation, Sections 5(c) and 5(d).

                  (f) Termination Following a Change in Control. (i) Subject to
Section 6(f)(ii), should the Executive's employment hereunder be terminated by the Company without Cause (other than for reason of the Executive becoming Disabled) or by Executive for Good Reason within two years of a Change in Control (as defined below), the Company shall pay and the Executive shall receive in cash an amount equal to (A) 100% of Executive's then current Base Salary plus (B) the average of the last three annual bonuses received by Executive, and any options held by Executive to purchase Company securities shall immediately vest, notwithstanding anything to the contrary in any other agreement between Executive and the Company. Upon termination under this paragraph (f), the Executive shall no longer be bound by the provisions of
Section 5 of this Agreement.

                  (ii) In the event that any payment received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person (together with the payment pursuant to Section 6(f)(i), the "Total Payments")) would not be deductible by the Company (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payment pursuant to Section 6(f)(i) shall be reduced until no portion of the Total Payments are not deductible as a result of Section 280G of the Code, or the payment pursuant to Section 6(f)(i) is reduced to zero. For purposes of this limitation (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of payment of the payment pursuant to Section 6(f)(i) shall be taken into account, (B) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and
(C) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined or benefit included in the Total Payments shall be determined by the Company's independent auditors servicing the Company immediately prior to the time of a Change in Control in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  (iii) For purposes of this Section 6(f) the following definitions shall apply:

                  "Change in Control" shall mean a change in control with respect to the Company that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation,



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such a Change in Control shall be deemed to have occurred at such time as any
Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of 35% or more of the outstanding securities of the Company ordinarily having the right to vote at an election of directors. A change in control shall be deemed to have occurred if individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board").

                  Notwithstanding anything aforesaid to the contrary, a Change in Control shall not be deemed to have occurred if prior to the time the Change in Control would have otherwise occurred, the Board shall have approved the event or transaction that would otherwise result in a Change in Control for purposes of this Agreement.

                  "Incumbent Board" shall mean those individuals who constitute the Board on the date hereof, or any successor or additional individual who becomes a member of the Board and whose election, or nomination for election, by the members of the Board was approved by a vote of at least two-thirds of the members of the Board comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual was named as nominee for member of the Board without objection to such nomination).

                  "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in
Section 14(d) of the Exchange Act, other than the Company or any subsidiary or any employee benefit plan sponsored by the Company or any subsidiary.

                  7. Conflicting Agreements. The Executive hereby represents and warrants to the Company that his entering into this Agreement, and the obligations and duties undertaken by him hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of any other employment of other agreement to which he is a party.

                  8. Assignment.

                  (a) By the Executive. This Agreement, any part thereof and any rights (including compensation) or obligation hereunder shall not be assigned, pledged, alienated, sold, attached, charged, encumbered or transferred in any way by the Executive and any attempt to do so shall be void except that (i) the Executive may designate any of his beneficiaries to receive (and such beneficiaries shall receive) any compensation, payments or other benefits payable hereunder upon his death, (ii) any assignment by will or by laws of descent and distribution or following the occurrence of the Executive's legal incompetence is permitted and (iii) the Executive's executors, administrators or other legal representatives may assign any rights hereunder to the person or persons entitled thereto.

                  (b) By the Company. Provided the substance of the Executive's duties set forth in Section 2 shall not change, and provided that the Executive's compensation as set forth in Section 3 shall not be adversely affected, the Company may assign or otherwise transfer this



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Agreement to any succeeding entity without limitation, which entity shall assume all rights and obligations hereunder.

                  9. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, or sent by overnight mail, such as Federal Express, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  If to the Company:

                           Board of Directors
                           Marine Transport Corporation
                           1200 Harbor Boulevard
                           Weehawken, NJ 07087

                  With a copy (which will constitute notice to the Company) to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10038
                           Attention: Louis J. Bevilacqua, Esq.

                  If to Executive:


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Addresses may be changed by notice in writing signed by the addressee.

                  10.      Miscellaneous.

                  (a) If any provision or portion of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which such judgment shall have been rendered.

                  (b) No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall



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preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (c) This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  (d) (i) Any other agreement, rule or regulation to the contrary, notwithstanding, the parties hereby agree that any action or proceeding relating to this Agreement or its subject matter shall be brought in a state or federal court situated in the County of New York, State of New York and such court shall have exclusive jurisdiction thereof; provided, however, any court with jurisdiction over the parties may, at the election of Company, have jurisdiction over any action brought with regard to or any action brought to enforce any violation or claimed violation of Section 5. The parties each hereby specifically submit to the jurisdiction of such court and further agree that service of process may be made within or without the State of New York by giving notice in the manner provided in Section 9. Each party further agrees to waive and hereby waives any right to a trial by jury, and to any objection it or he may have in any such action, based on lack of personal jurisdiction or venue, or inconvenient forum.

                  (ii) In any such action or proceeding, the prevailing party shall be entitled to recover from the other party reasonable costs, including attorneys' fees and expenses. In any action or proceeding before a court or other tribunal relating to this Agreement with respect to which damages are an adequate remedy, the parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages, and any court or arbitration tribunal is specifically divested of any power to award any damages in the nature of punitive, exemplary, or consequential damages, or any statutory damages, or any other damages of any kind or nature in excess of compensatory damages.

                  (e) All payments required to be made by the Company hereunder to the Executive or his beneficiaries, including his estate, shall be subject to withholding and deductions as the Company may reasonably determine it should withhold or deduct pursuant to any applicable law or regulation. In lieu of withholding or deducting such amounts in whole or in part, the Company may, in its sole discretion, accept other provision for payment as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                  (f) This Agreement embodies the entire understanding, and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. The headings in this Agreement are for convenience of reference only and shall not be considered part of this Agreement or limit or otherwise affect



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the meaning hereof. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York (disregarding any choice of law rules which might look to the laws of any other jurisdiction).

                  (g) The Executive acknowledges that the terms of this Agreement have been fully explained to him, that the Executive understands the nature and extent of the rights and obligations provided under this Agreement, and that the Executive has been given the opportunity to be represented by legal counsel in the negotiation and preparation of this Agreement.

                  (h) Nothing herein contained shall be construed to prevent or limit any acquisition, consolidation or merger of the Company.


                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the day and year first above written.


                                      MARINE TRANSPORT CORPORATION


                                      By:
                                         ----------------------------------
                                      Name:
                                      Title:



                                         ----------------------------------
                                                  [Executive]


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